AMENDMENT TO EMPLOYMENT AGREEMENT

Amendment dated as of January 26, 2006 to the Employment Agreement dated as of the 5th day of August 2006 (“Original Agreement”) by and between bioMETRX, Inc., formerly known as MarketShare Recovery, Inc., a Delaware corporation (the “Company”) and Lorraine Yarde (“Ms. Yarde”).

WHEREAS, Ms. Yarde has been and continues to be a valuable employee of the Company; and

WHEREAS, the Company wishes to continue to retain the services of Ms. Yarde; and

WHEREAS, the Company and Ms. Yarde have agreed to amend the Original Agreement so as to insure that she continues as an employee of the Company.

NOW THEREFORE, in consideration of the agreements set forth in the Amendment (defined below) and those contained in the Original Agreement, the parties agree as follows:

A. CERTAIN DEFINITIONS.

(a)  Except as otherwise provided in this agreement, all words and terms defined in the Original Agreement, have the same meanings in this agreement as such defined words and terms are given in the Original Agreement.

(b) “Agreement” means the Original Agreement dated August 5, 2005, as supplemented and amended by this agreement and as from time to time further supplemented and amended.

(c) “Amendment” means this agreement dated as of January 26, 2006.

B. RECITALS. The entire “Recitals” section of the Original Agreement is deleted and replaced to read as follows:

“RECITALS

WHEREAS, the Company, through its Board of Directors, considers the maintenance of competent and experienced executive officers to be essential to its long-term success; and

WHEREAS, in this regard, the Company has determined that it is in its best interests to employ Ms. Yarde as the Company’s Chief Operating Officer.”

C. EMPLOYMENT TERM. Section 2 of the Original Agreement is deleted and replaced to read as follows:

“The initial term of employment shall be for a period of three (3) years commencing as of the date of this Amendment. After the initial term, this Agreement shall be automatically extended for additional one year terms on the annual anniversary date of this Amendment, unless either the Company, through its Board, or Ms. Yarde gives contrary written notice (the “Non-Renewal Notice”) to the other not less than three (3) months in advance of such anniversary date. References herein to the term of this Agreement, as amended, shall refer to both such initial term and such successive terms.”

D. COMPENSATION. Section 5(a) of the Original Agreement is deleted and replaced to read as follows:

“(a) Salary. The Company shall pay Ms. Yarde a base annual salary hereunder of not less than $150,000, payable in equal semimonthly installments. Ms. Yarde’s base annual salary may be increased from time to time as determined by the Board and, if so increased, such base annual salary shall not thereafter, during Ms. Yarde’s employment under this Agreement, as amended, be decreased and the obligation of the Company hereunder to pay Ms. Yarde’s base annual salary shall thereafter relate to such increased base annual salary. The base salary may be deferred and accrued upon the express written permission of Ms. Yarde, in order to accommodate the Company during its start-up period.”

E. SECTION 5(d) PARTICIPATION IN BENEFIT PLANS. Section 5(d) of the Original Agreement is supplemented to include the following:

“Ms. Yarde shall be immediately eligible to participate in the Company’s health insurance plan in the same respect as such other executive officers of the Company are currently covered by such plan.”

F. STOCK OPTIONS.

Upon signing this Amendment, Ms. Yarde shall be granted the option to purchase up to 1,000,000 shares of the company’s common stock at an exercise price of ten cents ($.10) per share. Such option will contain a cashless exercise provision.

G. EFFECT OF ORIGINAL AGREEMENT.

Except as supplemented and amended by this Amendment and such conforming changes as necessary to reflect the modification herein, all of the provisions of the Original Agreement shall remain in full force and effect from and after the effective date of this Amendment.

This Amendment has been duly authorized and approved by all required corporate action by the Company and does not violate the certificate of incorporation or by-laws of the Company.

BIOMETRX, INC.

By: /s/ Mark Basile
Mark Basile, Chief Executive Officer

/s/ Lorraine Yarde
Lorraine Yarde